Loans Delinquent>= 90 Days (w/ BK, FC, FB)
Count UPB
45 $7,777,779.14
In Foreclosure >= 180 Days
Count UPB
0
In Bankruptcy >= 60 Days
Count UPB
4 $589,845.78
REO >= 180 Days
Count UPB
0
Loans with LTV >= 85% and Delinquent >= 60
Days(Excluded BK, FC, FB, REO)
Count UPB
16 $3,327,872.08
Loans with UPB <= $50K and Delinquent >= 30
Days(Excluded BK, FC, FB, REO)
Count UPB
9 $275,487.11
Loans in Foreclosure >= 60 Days beyond state
average
Count UPB
0
MI Claims open >= 60 Days
Number of Loans Total Claim Amount Avg. Claim Avg. Aging
0
REO Not on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO on Market and in Inventory >= 60 Days
Number of Loans Total UPB Avg. Days in Inventory
0
REO Prop in Eviction >= 60 Days
Number of Loans Total UPB Avg. Days in Eviction
0
BPO Reconciliation
Variance Number of Loans Total UPB
10 - 15% 15 $2,916,685.47
15 - 20% 14 $2,184,689.55
20 - 25% 14 $2,223,664.13
25 - 30% 7 $1,079,972.59
> 30% 15 $1,764,913.17
Red Flag Dashboard (OTS)
Date: 10/31/2005 3:47:23 PM Deal Number: SAIL 2005-HE2 Report As of: 9/30/2005
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